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                                  EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                                18 U.S.C.ss 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the quarterly report of Paradigm Medical Industries, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Luis A. Mostacero, Vice President of Finance, Treasurer and Secretary, certify, pursuant to 18 U.S.C. ss 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (a) the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (b) the information contained in the report fairly presents, in all material respect, the financial condition and result of operations of the Company.




                                              /s/ Luis A. Mostacero
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 Date: August 14, 2007                        Luis  A. Mostacero, Vice President
                                              of Finance, Treasurer and
                                              Secretary











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